SEPARATION AND DISTRIBUTION AGREEMENT

This Separation and Distribution Agreement (the “Agreement”) is dated as of February 19, 2009, among GAMCO Investors, Inc. (“GAMCO”) and Teton Advisors, Inc. (“TETON”).  As used herein, GAMCO on the one hand, and TETON, on the other hand, are sometimes referred to individually as a “Party”, or together, as “Parties”.

WHEREAS, the Board of Directors of GAMCO has determined that it is appropriate and advisable to separate and transfer certain assets of GAMCO and its subsidiaries so that such assets will be owned by TETON;
WHEREAS, following the separation and division of such assets and the ownership of such assets by TETON, the Board of Directors of GAMCO has determined that it is appropriate and advisable for the common stock of TETON that GAMCO owns to be distributed to holders of GAMCO common stock;
WHEREAS, GAMCO and TETON intend to adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder (the “Plan”) and that the transactions contemplated by this Agreement be undertaken pursuant to such Plan;
WHEREAS, GAMCO and TETON intend that the transactions contemplated in Article II of this Agreement shall constitute a reorganization within the meaning of Section 368 of the Code and the Treasury Regulations promulgated thereunder and the Distribution (as defined in Article II) shall qualify under Section 355 of the Code and the Treasury Regulations promulgated thereunder; and
WHEREAS, GAMCO and TETON have determined that it is necessary and desirable to set forth agreements that will govern certain matters (other than those matters governed by the Transitional Administrative Services and Management Agreement, dated as of the date hereof, between GAMCO and TETON (the "Transition Agreement"), following the transactions described above.
NOW, THEREFORE, GAMCO and TETON agree as follows:

ARTICLE I
Definitions

1.1 Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:
“Affiliate” of any Person shall mean another Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such first Person; provided, however, that for the purposes of this Agreement from and after the Distribution, no GAMCO Company shall be deemed to be an Affiliate of any TETON Company, and no TETON Company shall be deemed to be an Affiliate of any GAMCO Company.

“TETON Assets” shall mean all assets of TETON at the time of the Distribution.
“TETON Businesses” shall mean all of the businesses conducted at or at any time prior to or after the Distribution by the TETON Companies.
“TETON Companies” shall mean TETON (determined after giving effect to the Distribution).
“TETON Liabilities” shall mean (i) all Liabilities or portions of Liabilities arising primarily out of or in connection with the TETON Assets, TETON Businesses or TETON Companies; (ii) all Liabilities of the TETON Companies pursuant to this Agreement; and (iii) all Liabilities for payment of outstanding drafts and checks of TETON Businesses existing at the time of the Distribution.
“Distribution” shall have the meaning set forth in Article II.
“Former Employee(s)” shall mean each employee of GAMCO other than its employees at the time of the Distribution.
“Information” of a Party shall mean any and all information that such Party or any of its Representatives, whether furnished orally or in writing or by any other means or gathered by inspection and regardless of whether the same is specifically marked or designated as “confidential” or “proprietary,” together with any and all notes, memoranda, analyses, compilations, studies or other documents (whether in hard copy or electronic media) prepared by the receiving Party or any of its Representatives which contain or otherwise reflect such information, together with any and all copies, extracts or other reproductions of any of the same; provided, however, that for the purposes hereof all information relating to GAMCO Companies and the GAMCO Businesses in the possession of any TETON Company at the time of the Distribution shall be deemed to have been furnished by the GAMCO Companies and all information relating to the TETON Companies and the TETON Businesses in the possession of any GAMCO Company at the time of the Distribution shall be deemed to have been furnished by the TETON Companies; and further provided that the term “Information” does not include information that:
(a) is or becomes generally available to the public through no wrongful act of the receiving Party or its Representatives;
(b) is or becomes available to the receiving Party on a non-confidential basis from a source other than the providing Party or its Representatives, provided that such source is not known by the receiving Party to be subject to a confidentiality agreement with the providing Party; or
(c) has been independently acquired or developed by the receiving Party without violation of any of the obligations of the receiving Party or its Representatives under this Agreement.
“Liabilities” shall mean any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto.
“GAMCO Assets” shall mean all assets of GAMCO and its Subsidiaries (other than TETON Assets) at the time of the Distribution.
“GAMCO Businesses” shall mean all of the businesses conducted at any time prior to or after the Distribution by the GAMCO Companies (other than the TETON Businesses conducted prior to the Distribution).
“GAMCO Companies” shall mean GAMCO and its Subsidiaries.
“GAMCO Liabilities” shall mean (i) all Liabilities or portions of Liabilities arising primarily out of or in connection with the GAMCO Assets, GAMCO Businesses or GAMCO Companies; (ii) all Liabilities of the GAMCO Companies pursuant to this Agreement; and (iii) all Liabilities for payment of outstanding drafts and checks of GAMCO Businesses existing at the time of the Distribution.
“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.
“Representatives” of a Party shall mean such Party’s officers, directors, employees, accountants, counsel, investment bankers, financial advisors, consultants and other representatives.
“Subsidiary” shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner or (ii) at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or at least 50% of the value of the outstanding equity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

ARTICLE II
Plan of Reorganization Transactions

2.1 The Contributions and Distributions.  In pursuance of the Plan:
(a)  GAMCO will distribute all of the common stock of TETON that it owns to GAMCO stockholders pursuant to the board resolutions attached hereto as Exhibit C (the “Distribution”).
2.2 Conditions Precedent.  The obligations of the Parties to consummate the Distribution contemplated by Section 2.1(c) shall be subject to the following conditions:

(a) no event or development has occurred or exists that in the judgment of GAMCO’s board of directors, in its sole discretion, makes the spin-off inadvisable;

(b)  the Form 10 shall be effective under the Exchange Act, with no stop order in effect with respect thereto, and this information statement shall have been mailed to GAMCO’s stockholders;

(c) the actions and filings necessary under securities and blue sky laws of the states of the United States and any comparable laws under any foreign jurisdictions must have been taken and become effective; and

(d) no order, injunction, decree or regulation issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the spin-off will be in effect and no other event outside GAMCO’s control will have occurred or failed to occur that prevents the consummation of the spin-off.

ARTICLE III
Payment of Liabilities

3.1 Payment of Liabilities.  Subject to Article V and Article VI of this Agreement, from and after the Distribution, (i) TETON shall indemnify GAMCO, and its respective Representatives with respect to any claims relating to TETON Businesses, TETON Companies or TETON Liabilities, and (ii) GAMCO indemnify TETON and its Representatives with respect to any claims relating to GAMCO Assets, GAMCO Businesses, GAMCO Companies or GAMCO Liabilities.

ARTICLE IV
Other Agreements

4.1 Use of Names. TETON shall have all rights in and use of the name Teton Advisors, Inc.
4.2 Books and Records.  Prior to or as promptly as practicable after the Distribution, and from time to time thereafter as requested by TETON, GAMCO shall deliver, or cause to be delivered, to TETON all corporate books and records of the TETON Companies in the possession of GAMCO and the relevant portions (or copies thereof) of all corporate books and records of GAMCO or any other GAMCO Company relating directly and primarily to the TETON Assets, TETON Companies, the TETON Businesses or the TETON Liabilities, including, in each case, all agreements, litigation files and government filings.  From and after the Distribution, all such books, records and copies shall be the property of TETON.  GAMCO may retain copies of all such corporate books and records, subject to the provisions of Section 4.5 below.
4.3 Access to Information.  Upon reasonable notice, each Party shall, and shall cause its Subsidiaries to, afford to Representatives of the other Party reasonable access, during normal business hours throughout the period prior to and following the Distribution, to all of its properties, books, contracts, commitments and records (including, but not limited to, tax returns) relating to the other Party, its business or its Liabilities and, during such period, each Party shall, and shall cause its Subsidiaries to, furnish promptly to the other Party (i) access to each report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to any federal or state regulatory agency or commission, and (ii) access to all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably requested by any other Party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement; provided, however, that TETON and the TETON Companies shall be required to grant such access only with respect to information necessary to or required by GAMCO in preparation of tax returns.  Subject to Section 4.6, nothing in this Section 4.3 shall require the Parties to take any action or furnish any access or information which would cause or could reasonably be expected to cause the waiver of any applicable attorney client privilege.  All information for which access is provided hereunder shall be subject to the confidentiality provisions of Section 4.5.
4.4 Retention of Records.  If any information relating to the businesses, assets or liabilities of a GAMCO Company or TETON Company is retained by a TETON Company or GAMCO Company, respectively, each of GAMCO and TETON shall, and shall cause the other GAMCO Companies and TETON Companies, respectively, to retain all such information in the GAMCO Companies’ or TETON Companies’ possession or under its control until such information is at least ten (10) years old, except that if, prior to the expiration of such period, any GAMCO Company or TETON Company wishes to destroy or dispose of any such information that is at least three years old, prior to destroying or disposing of any of such information, (a) GAMCO or TETON, on behalf of the GAMCO Company or the TETON Company that is proposing to dispose of or destroy any such information, shall provide no less than 45 days prior written notice to the other Party, specifying the information proposed to be destroyed or disposed of, and (b) if, prior to the scheduled date of such destruction or disposal, the other Party requests in writing that any of the information proposed to be destroyed or disposed of be delivered to such other Party, GAMCO or TETON, as applicable, promptly shall arrange for the delivery of the requested information to a location specified by, and at the expense of, the requesting Party.  Regardless of any of the above, each Party shall retain those documents as required by law, rule, regulation or court order.
4.5 Confidentiality.
(a) Each Party hereto shall keep, and shall cause its Representatives to keep, each of the other Parties’ Information strictly confidential and will disclose such Information only to such of its Representatives who need to know such Information, and who agree to be bound by this Section 4.5 and not to disclose such Information to any other Person.  Without the prior written consent of the other Party, no Party nor any of its respective Representatives shall disclose any other Party’s Information to any Person or entity except as may be required by law or judicial process and in accordance with this Section 4.5.
(b)  In the event that any Party or any of its Representatives receives a request or is required by law or judicial process to disclose to a court or other tribunal all or any part of any of the other Party’s Information, each receiving Party or its Representatives shall promptly notify the other Party of the request in writing, and consult with and assist the other Party in seeking a protective order or request for other appropriate remedy.  In the event that such protective order or other remedy is not obtained or the other Party waives compliance with the terms hereof, such receiving Party or its Representatives, as the case may be, shall disclose only that portion of the Information or facts which, in the written opinion of each receiving Party’s outside counsel, is legally required to be disclosed, and each Party will exercise its respective commercially reasonable best efforts to assure that confidential treatment will be accorded such Information or facts by the Persons or entities receiving the same.  Each providing Party will be given an opportunity to review the Information or facts prior to disclosure.
4.6 Privileged Information.
(a)  Each Party hereto acknowledges that (i) each GAMCO Company and each TETON Company has or may obtain Information regarding a TETON Company or GAMCO Company, respectively, or any of its operations, employees, assets or Liabilities, as applicable, that is or may be protected from disclosure pursuant to attorney-client privilege, the work product doctrine or other applicable privileges ("Privileged Information"); (ii) actual, threatened or future litigation, investigations, proceedings (including arbitration), claims or other legal matters have been or may be asserted by or against, other otherwise affect, each of both of GAMCO or TETON (or the GAMCO Companies or TETON Companies) ("Litigation Matters"); (iii) GAMCO and TETON have a common legal interest in Litigation Matters, in the Privileged Information, and in the preservation of the confidential status of the Privileged Information, in each case relating to the GAMCO Assets, GAMCO Businesses, GAMCO Companies or GAMCO Liabilities or the TETON Assets, TETON Businesses, TETON Companies or TETON Liabilities as it or they existed at the time of the Distribution or relating to or arising in connection with the relationship between the constituent elements of the GAMCO Companies and the TETON Companies on or prior to the time of the Distribution; and (iv) GAMCO and TETON intend that the transactions contemplated by this Agreement, the Transition Agreement and any transfer of Privileged Information in connection herewith or therewith shall not operate as a waiver of any potentially applicable privilege.
(b)  Each of GAMCO and TETON agrees, on their own behalf and on behalf of the GAMCO Companies and the TETON Companies, respectively, not to disclose or otherwise waive any privilege attaching to any Privileged Information relating to the GAMCO Assets, GAMCO Businesses, GAMCO Companies or GAMCO Liabilities or the TETON Assets, TETON Businesses, TETON Companies or TETON Liabilities as it or they existed at the time of the Distribution or relating to or arising in connection with the relationship between the constituent elements of the GAMCO Companies and the TETON Companies on or prior to the time of the Distribution, without providing prompt written notice to and obtaining the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed if the other Party certifies that such disclosure is to be made in response to a likely threat of suspension, debarment, criminal indictment or similar action; provided, however, that GAMCO and TETON may make disclosure or waiver with respect to Privileged Information if such Privileged Information related, in the case of GAMCO, solely to the GAMCO Assets, GAMCO Businesses, GAMCO Companies or GAMCO Liabilities as each existed prior to the time of the Distribution, or in the case of TETON, solely to the TETON Assets, TETON Businesses, TETON Companies or TETON Liabilities each existed prior to the time of the Distribution.  The Parties will use commercially reasonable efforts to limit any such disclosure or waiver to the maximum extent possible and shall seek the execution of a confidentiality agreement by the third party or parties to which such disclosure or waiver is made.
(c)  Upon any GAMCO Company or TETON Company, as the case may be, receiving any subpoena or other compulsory disclosure notice from a court, other governmental agency or otherwise that requests disclosure of Privileged Information, in each case relating to the GAMCO Assets, GAMCO Businesses, GAMCO Companies or GAMCO Liabilities or the TETON Assets, TETON Businesses, TETON Companies or TETON Liabilities as it or they existed at the time of the Distribution or relating to or arising in connection with the relationship between the constituent elements of the GAMCO Companies and the TETON Companies on or prior to the time of the Distribution, the recipient of the notice shall promptly provide to GAMCO, in the case of receipt by a TETON Company, or to TETON, in the case of receipt by a GAMCO Company, a copy of such notice, the intended response, and all materials or information relating to the other Party (or its Subsidiaries) that might be disclosed.  In the event of a disagreement as to the intended response or disclosure, unless and until the disagreement is resolved as provided in subsection (b) above, GAMCO and TETON shall cooperate to assert all defenses to disclosure claimed by either Party (or its Subsidiaries), at the cost and expense of the Party claiming such defense to disclosure, and shall not disclose any disputed documents or information until all legal defenses and claims of privilege shall have been determined.
4.7 Further Assurances.  Each of the Parties hereto, at its own cost and expense, promptly shall, or shall cause its Subsidiaries to, execute such documents (the “Transaction Documents”) and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.
4.8 Cooperation.  The Parties shall cooperate with each other in all reasonable respects to ensure that the transactions contemplated herein are carried out in accordance with their terms.
4.9 No Representations as to TETON Assets. TETON AGREES THAT THE TRANSFER BY GAMCO AND ITS AFFILIATES TO TETON OF THE TETON ASSETS AND THE TETON BUSINESSES IS ON AN “AS IS, WHERE IS” BASIS, AND, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT OR THE AGREEMENT CONTEMPLATED HEREBY, NO REPRESENTATIONS OR WARRANTIES ARE BEING MADE BY GAMCO OR ITS AFFILIATES WITH RESPECT THERETO.
4.10 Rent, Furniture, Equipment, etc.  TETON may elect to lease premises at 401 Theodore Fremd Avenue, Rye, NY and, to the extent feasible and appropriate, lease office equipment.  TETON shall bear the cost of such leases.
4.11 Transaction Expenses.  Except as otherwise agreed between the Parties, GAMCO and TETON shall each be responsible for its out-of-pocket expenses (including attorney’s fees) incurred in connection with the Distribution.
4.12 Receivables Collection and Other Payments.  If, after the Distribution, any GAMCO Company or any TETON Company receives payments belonging to any TETON Company or GAMCO Company, respectively, the recipient shall promptly account for and remit same to the other Party.
4.13 Insurance.  From and after the time of the Distribution, (a) GAMCO shall maintain, at its sole cost and expense, all insurance coverage existing at the time of the Distribution related to the TETON Assets, the TETON Companies and the TETON Businesses for periods prior to the Distribution (and shall include TETON or the TETON Companies, as applicable, as a named insurer thereunder), (b) GAMCO shall be responsible for obtaining and maintaining all insurance coverage relating to the GAMCO Assets, GAMCO Companies and GAMCO Businesses for periods prior to and after the Distribution and (c) TETON shall be responsible for obtaining and maintaining all insurance coverage relating to the TETON Assets, TETON Companies and TETON Businesses for period from and after the Distribution.  Without limiting the foregoing, the assets of TETON insured pursuant to clause (a) above shall include any and all rights of an insured party, including without limitation rights of indemnity, the right to be defended by or at the expense of the insurer and the right to receive insurance proceeds.  The Parties hereto shall cooperate with regards to the administration of insurance policies contemplated hereunder (including accounting and reporting obligations and the distribution of insurance proceeds) and shall share material information concerning such matters so that both GAMCO and TETON are aware on a continuing basis of material matters relevant to joint dealings with insurers.  Except as set forth herein, nothing in this Agreement shall be construed or deemed to limit the right of GAMCO or TETON to obtain and administer future insurance policies on whatever terms it believes to be advisable.

ARTICLE V
Indemnification and Releases

5.1 Mutual Release.  Effective as of the Distribution and except as otherwise specifically set forth in this Agreement, each of GAMCO on the one hand, and TETON, on the other hand, releases and forever discharges the other Party or Parties and their respective Affiliates, and its and their directors, officers, employees and agents of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, against each such other Party or any of its assigns, which each releasing Party has or ever had, which arise out of or relate to events, circumstances or actions taken by each such other Party prior to the Distribution; provided, however, that the foregoing general release shall not apply to this Agreement, or the transactions contemplated hereby, and shall not affect each Party’s right to enforce this Agreement or any other agreement contemplated hereby in accordance with its terms.  Each Party understands and agrees that, except as otherwise specifically provided herein, neither the other Party or Parties nor any of their Subsidiaries is, in this Agreement or any other agreement or document, representing or warranting to any Party in any way as to the assets, business or Liabilities transferred or assumed as contemplated hereby or thereby or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement.
5.2 Indemnification by GAMCO.  From and after the time of the Distribution, GAMCO shall indemnify, defend and hold harmless the TETON Companies and each of their respective directors, officers, employees, agents and Affiliates, and each of the heirs, executors, successors and assigns of any of the foregoing (the “TETON Indemnitees”) from and against any and all losses, Liabilities and damages, including the costs and expenses of any and all actions, threatened actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such actions or threatened actions (collectively, “TETON Indemnifiable Losses” and, individually, a “TETON Indemnifiable Loss”) incurred or suffered by a TETON Indemnitee arising out of (a) the failure or alleged failure of GAMCO or any of its Subsidiaries to pay, perform or otherwise discharge in due course any of the GAMCO Liabilities, (b) the breach by GAMCO of any its obligations under this Agreement, and (c) any untrue statement or alleged untrue statement of a material fact (i) contained in any document filed with the Securities and Exchange Commission (the "SEC") by GAMCO pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any other applicable securities rule, regulation or law, (ii) otherwise disclosed to investors or potential investors in any GAMCO Company by any GAMCO Company, or (iii) furnished to any TETON Indemnitee by any GAMCO Company for inclusion in any public disclosures to be made by any TETON Indemnitee, including filings with the SEC or disclosures to investors or potential investors in any TETON Company; or any omission or alleged omission to state in any information described in clauses (i), (ii) or (iii) above a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, indemnification will be available under this clause (c) only to the extent that those TETON Indemnifiable Losses are caused by any such untrue statement or omission or alleged untrue statement or omission, and the information which is the subject of such untrue statement or omission or alleged untrue statement or omission was not supplied after the Distribution by a TETON Company or an agent thereof acting on its behalf.
5.3 Indemnification by TETON.  From and after the time of the Distribution, TETON shall indemnify, defend and hold harmless the GAMCO Companies and each of their respective directors, officers, employees, agents and Affiliates, and each of the heirs, executors, successors and assigns of any of the foregoing (the “GAMCO Indemnitees”) from and against any and all losses, Liabilities and damages, including the costs and expenses of any and all actions, threatened actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such actions or threatened actions (collectively, “GAMCO Indemnifiable Losses” and, individually, a “GAMCO Indemnifiable Loss”) incurred or suffered by a GAMCO Indemnitee arising out of (a) the failure or alleged failure of TETON or any of its Subsidiaries to pay, perform or otherwise discharge in due course any of the TETON Liabilities, (b) the breach by TETON of any of its respective obligations under this Agreement, and (c) any untrue statement or alleged untrue statement of a material fact (i) contained in any document filed with the SEC by TETON following the Distribution pursuant to the Securities Act, the Exchange Act or any other applicable securities rule, regulation or law, (ii) otherwise disclosed following the Distribution to investors or potential investors in any TETON Company by any TETON Company, or (iii) furnished to any GAMCO Indemnitee by any TETON Company for inclusion in any public disclosures to be made by any GAMCO Indemnitee, including filings with the SEC or disclosures to investors or potential investors in any GAMCO Company; or any omission or alleged omission to state in any information described in clauses (i), (ii) or (iii) above a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, indemnification will be available under this clause (c) only to the extent that those GAMCO Indemnifiable Losses are caused by any such untrue statement or omission or alleged untrue statement or omission, and the information which is the subject of such untrue statement or omission or alleged untrue statement or omission was not supplied by an GAMCO Company or an agent thereof acting on its behalf.  The TETON Indemnifiable Losses and the GAMCO Indemnifiable Losses are collectively referred to as the “Indemnifiable Losses.”
5.4 Taxes - TETON agrees to indemnify and hold harmless each of the GAMCO Companies from and against (i) any and all Distribution Taxes resulting from or attributable to any act or failure to act on the part of any of the TETON Companies following the Distribution; and (ii) all Liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorney’s fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax or adjustment described in this subsection.
5.5 Insurance Proceeds, Tax Benefits; Mitigation.  The amount which any Party (an “Indemnifying Party”) is or may be required to pay to any other Person (an “Indemnitee”) pursuant to Sections 5.2 or 5.3 shall be reduced (including retroactively) by (i) any insurance proceeds or other amounts actually recovered by or on behalf of each such Indemnitee in reduction of the related Indemnifiable Loss, and (ii) any tax benefits realized or realizable by each such Indemnitee based on the present value thereof by reason of such loss (and shall be increased by any tax liability incurred by each such Indemnitee based on such indemnity payment).  If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive insurance proceeds, tax benefits or other amounts in respect of such Indemnifiable Loss as specified above, then each such Indemnitee shall pay to each such Indemnifying Party a sum equal to the amount of such insurance proceeds, tax benefits or other amounts actually received.  Each Indemnitee shall take all reasonable steps to mitigate all Losses, including availing itself of any defenses, limitations, rights of contribution, claims against third parties and other rights at law (it being understood that any out-of-pocket costs paid to third parties in connection with such mitigation shall constitute Losses), and shall provide such evidence and documentation of the nature and extent of any Loss as may be reasonably requested by each Indemnifying Party.
5.6 Procedure for Indemnification.
(a)  If an Indemnitee shall receive notice or otherwise learn of the assertion by a person (including any governmental entity) who is not a party to this Agreement or to any of the Transaction Documents of any claim or of the commencement by any such Person of any action (a “Third-Party Claim”) with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement, each such Indemnitee shall give each such Indemnifying Party written notice thereof promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any Indemnitee to give notice as required by this Section 5.5 shall not relieve each Indemnifying Party of its obligations under this Article V, except to the extent that each such Indemnifying Party is prejudiced by such failure to give notice.  Such notice shall describe the Third-Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been or may be sustained by each such Indemnitee.
(b)  An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel reasonably acceptable to each Indemnitee, any Third-Party Claim, provided that the Indemnifying Party must confirm in writing that it agrees that each Indemnitee is entitled to indemnification hereunder in respect of such Third-Party Claim.  Within 30 days of the receipt of notice from an Indemnitee in accordance with Section 5.5(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify each Indemnitee of its election whether to assume responsibility for such Third-Party Claim (provided that if the Indemnifying Party does not so notify each Indemnitee of its election within 30 days after receipt of such notice from each Indemnitee, the Indemnifying Party shall be deemed to have elected not to assume responsibility for such Third-Party Claim), and each Indemnitee shall cooperate in the defense or settlement or compromise of such Third-Party Claim.  After notice from an Indemnifying Party to each Indemnitee of its election to assume responsibility for a Third-Party Claim, such Indemnifying Party shall not be liable to each such Indemnitee under this Article V for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by each such Indemnitee in connection with the defense thereof; provided, however, that if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and in such Indemnitees’ reasonable judgment there exists a conflict of interest between such Indemnitees and the Indemnifying Party such Indemnitees shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by each such Indemnifying Party.  If any Indemnifying Party elects not to assume responsibility for a Third-Party Claim (which election may be made only in the event of a good faith dispute that a claim was inappropriately tendered under Section 5.2 or 5.3, as the case may be), each such Indemnitee may defend or (subject to the following sentence) seek to compromise or settle such Third-Party Claim without prior written notice to each such Indemnifying Party, which shall have the option within fifteen days following the receipt of such notice (i) to reject the settlement and assume all past and future responsibility for the claim, including reimbursing each Indemnitee for prior expenditures in connection with the claim, or (ii) to reject the settlement and continue to refrain from participation in the defense of the claim, in which event each such Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if each Indemnitee elects to proceed therewith, or (iii) to approve the amount of the settlement, reserving each such Indemnifying Party’s right to contest each Indemnitee’s right to indemnity, or (iv) to approve and agree to pay the settlement.  In the event such Indemnifying Party makes no response to such written notice from an Indemnitee, the Indemnifying Party shall be deemed to have elected option (ii).
(c)  If an Indemnifying Party chooses to defend or to seek to compromise any Third-Party Claim, each Indemnitee shall make available to such Indemnifying Party any personnel and any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, within the reasonable discretion of each such Indemnifying Party.
(d)  Notwithstanding anything else in this Section 5.5 to the contrary, an Indemnifying Party shall not settle or compromise any Third-Party Claim unless (i) such settlement or compromise contemplates as an unconditional term thereof the giving by such claimant or plaintiff to each Indemnitee of a written release from all liability in respect of such Third-Party Claim, and (ii) such settlement does not provide for any non-monetary relief by any Indemnitee unless each such Indemnitee consents thereto.  In the event any Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, each such Indemnitee may continue to contest such Third-Party Claim free of any participation by such Indemnifying Party, at each such Indemnitee’s sole expense.  In such event, the obligation of such Indemnifying Party to each such Indemnitee with respect to such Third-Party Claim shall be equal to (i) the costs and expenses of each such Indemnitee prior to the date such Indemnifying Party notifies each such Indemnitee of such offer of settlement or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder), plus (ii) the lesser of (A) the amount of any offer of settlement or compromise which each such Indemnitee declined to accept and (B) the actual out-of-pocket amount each such Indemnitee is obligated to pay subsequent to such date as a result of each such Indemnitee’s continuing to pursue such Third-Party Claim.
(e)  Any claim on account of an Indemnifiable Loss which does not result from a Third-Party Claim shall be asserted by written notice given by an Indemnitee to each applicable Indemnifying Party.  Each such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to notify each applicable Indemnitee of the Indemnifying Party’s response to the claim.  If each such Indemnifying Party does not so notify each such Indemnitee during such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment.  If each such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, each such Indemnitee shall be free to pursue such remedies as may be available to such Party under applicable law or under this Agreement or any other agreement or arrangement between the Parties.
(f)  In addition to any adjustments required pursuant to Section 5.4, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by each Indemnitee to each Indemnifying Party.
(g)  In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim.  Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

5.7 Contribution.  If for any reason the indemnification provided for in Section 5.2 and 5.3 is unavailable to any Indemnitee, or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by that Indemnitee as a result of the untrue statement or omission or alleged untrue statement or omission of a material fact, in that proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnitee, on the other hand.  The relative fault shall be determined by reference to, among other things, whether the untrue statement or omission or alleged untrue statement or omission relates to information supplied by the Indemnifying Party or the Indemnitee, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by the Indemnitee referred to above in this Section 5.6 shall be deemed to include, for purposes of this Section 5.6, any legal or other expenses reasonably incurred by the Indemnitee in connection with investigating or defending any such action or claim.  Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
5.8 Remedies Cumulative.  The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.
5.9 Survival of Indemnities.  The obligations of each of TETON and GAMCO under this Article V shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any Indemnifiable Loss of the other Parties related to such assets, businesses or Liabilities.
5.10 Tax Matter Not Covered Under This Agreement.  Notwithstanding anything to the contrary in this Agreement, any claim for indemnification with respect to any tax Liabilities of the GAMCO.

ARTICLE VI
Miscellaneous and General

6.1 Representations and Warranties.  Each Party represents and warrants to the other Party that (a) it is validly existing and in good standing under the laws of the jurisdiction of incorporation, (b) it has the requisite corporate power and authority to carry on its business as conducted on the date hereof, (c) it has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and, with respect to GAMCO and TETON, the Transition Agreement, (d) each of Agreement and, with respect to GAMCO and TETON, the Transition Agreement, has been duly and validly executed by such Party and is the legal, valid and binding obligation of such Party enforceable in accordance with its terms, and (e) the execution and delivery of this Agreement and, with respect to GAMCO and TETON, the Transition Agreement, do not and will not (i) violate any provisions of such Party's certificate or articles of incorporation or bylaws, (ii) violate any law applicable to such Party, (iii) violate any order, judgment, award or decree of any court or governmental authority applicable to such Party, or (iv) result in any breach or default under any material contract by which such Party is bound.
6.2 Modification or Amendment.  The Parties hereto may modify or amend this Agreement by written agreement executed and delivered by authorized officers of the respective Parties.
6.3 Counterparts.  For the convenience of the Parties hereto, this Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and which counterparts shall together constitute the same agreement.
6.4 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles.
6.5 Notices.  Any notice, request, instruction or other document to be given hereunder by any Party to the other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by facsimile (upon confirmation of receipt) or personally, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

If to GAMCO:

GAMCO Investors, Inc.
One Corporate Center
Rye, NY 10580
Attn: Chief Operating Officer
Telecopy: (914) 921-5098
Telephone: (914) 921-5020

If to TETON:

Teton Advisors, Inc.
401 Theodore Fremd Avenue
Rye, NY 10580
Attn: Chief Executive Officer and President
Telecopy: (914) 921-5091
Telephone: (914) 457-1071

6.6 Captions.  All Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.
6.7 No Third Party Beneficiary.  This Agreement is for the purpose of defining the respective rights and obligations of the Parties hereto and is not for the benefit of any employee, creditor or other third party, except as may be expressly set forth herein.
6.8 Assignment; Successors and Assigns.  No Party to this Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of each of the other Parties hereto in its sole and absolute discretion.  Any such conveyance, assignment or transfer without the express written consent of each of the other Parties shall be void ab initio.  No assignment of this Agreement or any rights hereunder shall relieve each of the assigning Parties of its obligations hereunder.  Any successor by merger to a Party to this Agreement shall be substituted for such Party as a party to this Agreement, and all obligations, duties and liabilities of the substituted party under this Agreement shall continue in full force and effect as obligations, duties and liabilities of the substituting party, enforceable against the substituting party as a principal, as though no substitution had been made.
6.9 Certain Obligations.  Whenever this Agreement requires any of the Subsidiaries of any Party to take any action, this Agreement will be deemed to include an undertaking on the part of such Party to cause such Subsidiary to take such action.
6.10 Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.  The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.
6.11 Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance is determined to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon any such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.
6.12 Arbitration.  Any dispute with respect to this Agreement, the Transition Agreement shall be arbitrated in Westchester County, NY, in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  There will be a single neutral arbitrator selected who resides in Westchester County, NY.  The American Arbitration Association will provide a list of five (5) neutral arbitrators.  The claimant and respondent will take turns, with the respondent going first, striking one name at a time from the list of five neutral arbitrators.  Each Party will have no more than twenty-four (24) hours to take its turn striking a name of a neutral arbitrator.  The final remaining arbitrator will serve as the neutral arbitrator.  Either Party may apply to the arbitrator seeking injunctive relief until the arbitrator's award is rendered or the controversy is otherwise resolved.  Either Party also may, without waiving any remedy under this Agreement, the Transition Agreement, seek from any New York court having jurisdiction, any interim or provisional relief that is necessary to protect the rights and/or property of that Party, pending the determination of the arbitrator.

IN WITNESS WHEREOF, this Agreement has been duly executed
and delivered by the duly authorized officers of the Parties hereto as of the date first above written.

GAMCO INVESTORS, INC.

By:  __/s/ Douglas R. Jamieson_____
      Name:   Douglas R. Jamieson
Title:   President and Chief Operating Officer

Teton Advisors, Inc.

By:  __/s/ Nicholas F. Galluccio_____
    Name:   Nicholas F. Galluccio
Title:     Chief Executive Officer and President